ACQUISITION AND SHARE EXCHANGE AGREEMENT

THIS ACQUISITION AND SHARE EXCHANGE AGREEMENT is dated for reference as of the 1st  day of November, 2007 (the "Effective Date").

BETWEEN:

SEKOYA HOLDINGS LTD., a Nevada corporation with offices at 916 West Broadway Street, Vancouver, BC, V5Z 1K7

 ("Sekoya")

AND:

Myecheck, inc, a private Delaware corporation with offices at Suite 5, 1190 Suncast Lane, El Dorado Hills, CA 95762;.

("MyECheck")

                        (MyECheck and Sekoya referred to herein individually as the Party or collectively as the Parties, as the case may be)

WHEREAS MyECheck is a private corporation created to satisfy a demand for an alternative payment solution to credit cards for online commerce and has developed and implemented a patent pending process that enables consumers and businesses to purchase online using checks;

AND WHEREAS Sekoya is a company whose securities are registered with the United States Securities and Exchange Commission (the "SEC") and which securities will be listed for trading on the NASDAQ OTC.BB;

AND WHEREAS MyECheck wishes to list its securities in the public markets through the sale or transfer of all of the issued MyECheck shares (the "MyECheck Shares") while providing value and the potential of a liquid market to its shareholders through a share exchange of the MyECheck Shares with shares of a publicy traded company (the "Share Exchange");

AND WHEREAS Sekoya wishes to engage in the Share Exchange to provide value to its shareholders through an acquisition of merit;

NOW THEREFORE in consideration of the covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the parties agree (the "Agreement") as follows:

1.                    Representations and Warranties

1.1                  Sekoya represents and warrants to MyECheck that:

(a)       Sekoya has good and sufficient right and authority to enter into this Agreement and the Transactions contemplated therein and to carry out its intentions and obligations setout therein;

(b)       Sekoya has the capabilities to fully execute their obligations as set out in the Agreement and has received the requisite majority approval of both its board of directors (the "Sekoya Board") and of its shareholders (the "Sekoya Shareholders") to enter into this Agreement; and

(c)        Sekoya was and remains duly incorporated under laws of the state of its jurisdiction and is, with respect to the filing of annual returns and the payment of fees required under the laws of this jurisdiction, in compliance with such laws.

1.2                   MyECheck represents and warrants to Sekoya that;

(a)        MyECheck has good and sufficient right and authority to enter into this Agreement and the Transactions contemplated therein and to carry out its intentions and obligations setout therein;

(b)        MyECheck was and remains duly incorporated under laws of the jurisdiction of its incorporation and is, with respect to the filing of annual returns and the payment of fees required under the laws of the jurisdiction of its incorproation, in compliance with such laws;

(c)        MyECheck has the capabilities to fully execute its obligations as set out in the Agreement and has received the requisite majority approval of both its board of directors (the "MyECheck Board") and of its shareholders (the "MyECheck Shareholders") to enter into this Agreement; and

(d)       MyECheck holds all licences and permits that are required for carrying on business in the manner in which such business has and will be carried on including all governmental approval with respect to the operation and business of MyECheck.

2.                Share Exchange and Closing Items

2.1             Sekoya shall issue to MyECheck shareholders Sekoya common shares (the "Issuance") representing 60% of the total final issued and outstanding shares of Sekoya upon the Issuance, such shares to be issued under Regulation 144 of the Rules and Regulations of the United States Securities and Exchange Acts and to be subject to certain trade restrictions thereto (the "Merge Shares").

2.2             To induce MyECheck to enter into the Agreement and to faciliate the transaction, Sekoya president Shirley Wong has agreed to return to treasury all of the stock held by her and all stock returned to treasury will not be included in the above noted breakdown of final Sekoya shares.

2.3             Sekoya, upon execution of this Agreement and in accordance with the general corporate laws of the State of Nevada, shall exchange the Merge Shares for one hundred percent (100%) of the issued and outstanding shares of MyECheck, such occurance to constitute the Share Exchange.  Following the Share Exchange, MyECheck shall continue as a wholly owned subsidiary of Sekoya, and Sekoya shall be the acquiring corporation (the "Acquiring Corporation"), and shall continue to be governed by the laws of the jurisdiction of its incorporation or organization.   The Share Exchange is intended to qualify as a tax-free reorganization under Section 368 of the Code as it relates to the non-cash exchange of stock referenced herein and in Canada a Section 86 rollover.

2.4             : The closing of the Share Exchange (the "Closing") will take place immediately upon execution of this Agreement (the "Closing Date"), and shall be deemed effective prior to the Parties receipt of the respective share certificates as further set out in this Agreement.

2.5              At the Closing, all the properties, rights, privileges, powers of MyECheck shall vest in the Acquiring Corporation, and MyECheck shall remain a wholly owned subsidiary of Sekoya.

2.6              At or prior to the Closing, each of MyECheck and Sekoya agrees to take such action as is necessary to cause the Directors and Officers of Sekoya to consist of the following.

*  Ed Starrs - President, CEO and Chairman of the Board - Director

* James Heidinger - Secretary, CFO

2.7              At the Closing, the following shall occur: (a) all shareholders of MyECheck shall, by virtue of the Share Exchange and without any action on the part of MyECheck or Sekoya or the holder of the shares thereof, receive their proportionate number of the Merge Shares a per their current holding in MyECheck (individually a "Sekoya Share" and collectively, the "Sekoya Shares"); and  (b) each MyECheck Share held in the treasury of MyECheck, by MyECheck immediately prior to the Closing shall, by virtue of the Share Exchange and without any action on the part of MyECheck, MyECheck or Sekoya be transferred to Sekoya and no payment shall be made with respect thereto.

2.8              On the Closing, Sekoya shall deliver the MyECheck shareholder list (the "Shareholder List") to its transfer agent, (the "Transfer Agent"), and direct the Transfer Agent to prepare the certificates representing the Sekoya Shares as set out on the Shareholder List.

2.9              On the Closing, Sekoya shall deliver any documents required to the State of Nevada to effect a change of name from "Sekoya Ventures Ltd.", to "MyECheck Inc."

2.10            If, at any time after the Closing, MyECheck or Sekoya reasonably determines that any deeds, assignments, or instruments or confirmations or transfer are necessary or desirable to carry out the purposes of this Agreement and to vest Sekoya with full right, title and possession to all assets, property, rights, privileges, powers and franchises of MyECheck) the officers and directors of Sekoya and MyECheck are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

3.                General

3.1              Time and each of the terms and conditions of this Agreement shall be of the essence.

3.2              This Agreement constitutes the entire agreement between the Parties in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other as expressly set forth or referred to herein.

3.3              No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the Parties unless such alteration, amendment, modification or interpretation is in written form executed by both of the Parties hereto.

3.4              The Parties shall execute and deliver all such further documents and instruments and do all such acts and things as either Party may reasonably require in order to carry out the full intent and meaning of this Agreement.

3.5              Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered to the Parties at their respective addresses first above-written or to such other addresses as may be given in writing by the Parties in the manner provided for in this paragraph and shall be deemed to be delivered on the date of actual delivery.

3.6              This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, successors and assigns.

3.7              This Agreement and the Formal Agreement shall be subject to, governed by and construed in accordance with the laws of State of Nevada.  Jurisdiction and venue shall reside in the State of Nevada.

3.8              This Agreement may be executed and sent by fax and in counterpart, as is deemed necessary to carryout the execution of this Agreement, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties on the day and year first above written.

SIGNED, SEALED AND DELIVERED BY MYECHECK, INC., per:| /s/ Ed Starrs Authorized Signatory Name of Signatory President Title of Signatory	SIGNED, SEALED AND DELIVERED BY SEKOYA HOLDINGS LTD., per: /s/ Shirley Wong Authorized Signatory Name of Signatory President Title of Signatory

ARTICLES OF SHARE EXCHANGE

Sekoya Holdings Ltd.

a Nevada Corporation

AND

 MyECheck Inc.

a Delaware Corporation

It is hereby certified that:

1.     The constituent business corporations participating in the share exchange herein certified are:

        (i) Sekoya Holdings Inc., which is incorporated under the laws of the State of Nevada, the acquiring corporation; and

        (ii) MyECheck Inc., which is incorporated under the laws of the State of California, the acquired corporation.

2.    The Agreement of Acquisition and Share Exchange has been approved, adopted, certified, executed and acknowledged by the Board of Directors and shareholders of MyECheck Inc., the acquired corporation.

3.    The Agreement of Acquisition and Share Exchange has been approved, adopted, certified, executed and acknowledged by the Board of Directors and shareholders of Sekoya Holdings Ltd., the acquiring corporation.

4.    The name of the acquiring corporation in the Agreement herein certified is Sekoya Hodings Ltd., will continue its existence under the new name MyECheck Inc..

5.    The Agreement of Acquisition and Share Exchange between the aforesaid constituent corporations provides that the Share Exchange herein certified shall be effective on the Closing of the Agreement of Acquisition and Share Exchange.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties on the day and year first above written.

SIGNED, SEALED AND DELIVERED BY MYECHECK, INC., per:| /s/ Ed Starrs Authorized Signatory Name of Signatory President Title of Signatory	SIGNED, SEALED AND DELIVERED BY SEKOYA HOLDINGS LTD., per: /s/ Shirly Wong Authorized Signatory Name of Signatory President Title of Signatory